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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements:
Form S-8 (No. 333-71059) dated January 22, 1999, pertaining to the registration of an aggregate of 8,351,857 shares of Class B Common Stock under the 1996 Stock Option Plan, the 1998 Stock Plan and the 1998 Employee Stock Purchase Plan; Form S-3/S-8 (No. 333-77797) dated May 5, 1999, pertaining to the registration of 671,929 shares of Class B Common Stock issued and 6,274 shares of Class B Common Stock issuable upon the exercise of stock options in connection with the acquisition of CityAuction, Inc.; Form S 4 (No. 333-83753) dated July 26, 1999, as amended September 8, 1999, pertaining to the registration of 2,574,233 Class B Common Stock issued and issuable in connection with the acquisition of Web Media Ventures, L.L.C.; Form S-3 (No. 333-95709) dated January 31, 2000, pertaining to the registration of 243,620 shares of Class B Common Stock issued in connection with an equity investment in Active.com, Inc.; Form S-8 (No. 333-30794) dated February 18, 2000, pertaining to the registration of 4,000,000 shares of Class B Common Stock under the 1999 Stock Plan; Form S-3 (No. 333-30884) dated February 22, 2000, as amended March 23, 2000, to register 458,005 shares of Class B Common Stock issued or issuable in connection with the acquisition of 2b Technology, Inc.; Form S-3 (No. 333-81761) dated May 22, 2000, as a post effective amendment to Form S-1 dated June 29, 1999, to register 99,714 shares of Class B Common Stock in connection with the acquisition of Match.com, Inc.; Form S-3 (333-39230) dated June 14, 2000, as amended June 28, 2000, to register 1,865,434 shares of Class B Common Stock issued or issuable in connection with the acquisition of TicketWeb, Inc.; Form S-8 (333-40966) dated July 7, 2000, to register 3,000,000 shares of Class B Common Stock under the 1999 Stock Plan; and Form S-8 (No. 333-41018) dated July 7, 2000, to register 130,582 shares under the TicketWeb Inc. 2000 Stock Plan; of our report dated November 21, 2000, with respect to the financial statements of Ticketmaster Group, Inc. included in the Information Statement on Schedule 14C filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Los Angeles, California
December 19, 2000